Exhibit 99.1
MDC PARTNERS INC.
SCHEDULE OF ADVERTISING AND COMMUNICATIONS COMPANIES
MDC maintains a majority or 100% ownership position in substantially all of its operating partner companies, with management of the partner companies owning the remaining equity.  MDC generally has rights to increase its ownership of non-wholly owned subsidiaries to 100% over a defined period of time.

	Year of Initial
Company	Investment	Locations
Consolidated:
Global Integrated Agencies:
72andSunny	2010	Los Angeles, New York, Netherlands, UK, Australia, Singapore
Anomaly	2011	New York, Los Angeles, Netherlands, Canada, UK, China, Germany
Crispin Porter + Bogusky	2001	Miami, Boulder, Los Angeles, UK, Denmark, Brazil, China
Doner	2012	Detroit, Cleveland, Los Angeles, UK
Doner CX	1998	Norwalk, Pittsburgh
Forsman & Bodenfors	2016	Sweden, New York, Canada, China, UK, Los Angeles, Singapore
Albion	2014	UK
Attention	2009	New York, Los Angeles
The Media Kitchen	2010	New York, Canada, UK
Domestic Creative Agencies:
Colle + McVoy	1999	Minneapolis
Laird + Partners	2011	New York
Mono Advertising	2004	Minneapolis, San Francisco
Union	2013	Canada
Yamamoto	2000	Minneapolis
Civilian	2000	Chicago
Specialist Communications:
Allison & Partners	2010	San Francisco, Los Angeles, New York and other US Locations, China, France, Singapore, UK, Japan, Germany
Luntz Global	2014	Washington, D.C.
Sloane & Company	2010	New York
HL Group Partners	2007	New York, Los Angeles, China
Hunter PR	2014	New York, UK
Kwittken	2010	New York, UK, Canada
Veritas	1993	Canada
Media Services:
MDC Media Partners	2010
Assembly	2010	New York, Detroit, Atlanta, Los Angeles
EnPlay	2015	New York
Trade X	2011	New York
Unique Influence	2015	Austin
Yes & Company	2018	New York
Bruce Mau Design	2004	Canada, New York
Hello Design	2004	Los Angeles
Northstar Research Partners	1998	Canada, New York, UK, Indonesia
Varick Media Management	2010	New York
All Other:
6degrees Communications	1993	Canada
Boom Marketing	2005	Canada
Concentric Partners	2011	New York, UK
Gale Partners	2014	Canada, New York, India, Singapore
Instrument	2018	Portland
Kenna	2010	Canada
Kingsdale	2014	Canada, New York
Redscout	2007	New York, San Francisco, UK
Relevent	2010	New York
Source Marketing	1998	Norwalk, Pittsburgh
TEAM	2010	Ft. Lauderdale
Vitro	2004	San Diego, Austin
Y Media Labs	2015	Redwood City, New York, India